Exhibit 10.144

HALO TECHNOLOGY HOLDINGS
2006 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (the “Option Agreement”), dated as of the     day of           , 20     (the “Grant Date”), is between Halo Technology Holdings, Inc., a Nevada corporation (the “Company”), and                     (the “Optionee”), a [choose one] [key employee, director and/or consultant] of the Company or of a “Related Corporation,” as defined in the Halo Technology Holdings 2006 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company (“Common Stock”) in accordance with the provisions of the Plan, a copy of which is attached hereto;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of      shares of Common Stock. The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Option Agreement. The Option granted hereunder is intended to be a nonqualified stock option (“NQSO”) and not an incentive stock option (“ISO”) as such term is defined in section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Exercise Price. The exercise price of the shares of Common Stock covered by this Option shall be $       per share. It is the determination of the Company’s Compensation Committee (the “Committee”) that on the Grant Date the exercise price was not less than the greater of (i) 100% of the “Fair Market Value” (as defined in the Plan) of a share of the Common Stock, or (ii) the par value of the Common Stock.

3. Term. Unless earlier terminated pursuant to any provision of the Plan or of this Option Agreement, this Option shall expire on                 , 20   (the “Expiration Date”), which date is not more than 10 years from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

4. Exercise of Option. [(a) Subject to Section 4(b) below,] The Optionee shall have the right to purchase from the Company, on and after the following dates, the following number of Shares, provided the Optionee has not terminated his or her service as of the applicable vesting date:

Date Installment Becomes Exercisable	Number of Option Shares

Shares an additional Shares an additional Shares an additional Shares

The Committee may accelerate any exercise date of the Option, in its discretion, if it deems such acceleration to be desirable. Once the Option becomes exercisable, it will remain exercisable until it is exercised or until it terminates.

[Include if there are performance-vesting terms,

(b) The Optionee shall have the right to purchase from the Company the following number of Shares after the Optionee’s Related Company achieves the increases in EBITDA for applicable fiscal year/quarter as specified by the Compensation Committee and/or such other criteria as the Compensation Committee may determine from time to time.]

5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written notice to the Company at its principal office, which is presently located at      . The form of such notice is attached hereto and shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full exercise price of such shares. Only full shares will be issued.

The exercise price shall be paid to the Company –

(a) in cash, or by certified check, bank draft, or postal or express money order;

[The Committee should select which, if any, of the following methods of payment, as set forth in brackets, will be permitted in addition to (a):]

[(b) through the delivery of shares of Common Stock provided that if the shares so tendered were acquired through exercise of an ISO or an NQSO, the Optionee, on the date of exercise, shall have held such shares for such period of time as may be required, if applicable, to be considered “mature” shares for purposes of accounting treatment.]

[(c) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or]

[(d) in any combination of (a), (b), or (c) above.]

[In the event the exercise price is paid, in whole or in part, with shares of Common Stock, the portion of the exercise price so paid shall be equal to the Fair Market Value of the Common Stock surrendered on the date of exercise.]

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the shares with respect to which the Option is so exercised. The Optionee shall obtain the rights of a shareholder upon receipt of a certificate(s) representing such Common Stock.

Such certificate(s) shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship) and shall be delivered as provided above to, or upon the written order of, the person exercising the Option. In the event the Option is exercised by any person or persons after the death or “Disability” (as defined in Section 2(k) of the Plan) of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

6. Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her Disability, by his or her guardian or legal representative.

7. Termination of Service [or Board Membership]. If the Optionee’s service with the Company and all Related Corporations [or membership on the Board] is terminated for any reason other than Cause, death or Disability prior to the Expiration Date, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination of service [or Board membership], or to any greater extent permitted by the Committee in its discretion, by the Optionee at any time prior to the earlier of (i) the Expiration Date or (ii) three months after the date of such termination of service [or Board membership]. Any part of the Option that was not exercisable immediately before the Optionee’s termination of service [or Board membership] shall terminate at that time. In the event the Optionee’s service [or Board membership] is terminated for Cause (as defined in the Plan), this Option (to the extent exercisable and unexercisable) shall terminate on the date of such termination of service [or Board membership].

8. Disability. If the Optionee incurs a Disability during his or her service [or Board membership] and, prior to the Expiration Date, the Optionee’s service [or Board membership] is terminated as a consequence of such Disability, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination of service [or Board membership], or to any greater extent permitted by the Committee in its discretion, by the Optionee or by the optionee’s legal representative, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after such termination of service [or Board membership]. Any part of the Option that was not exercisable immediately before the Optionee’s termination of service [or Board membership] shall terminate at that time.

9. Death. If the Optionee dies during his or her service [or Board membership] and prior to the Expiration Date, or if the Optionee’s service [or Board membership] is terminated for any reason (as described in Paragraphs 8 and 9) and the Optionee dies following his or her termination of service [or Board membership] but prior to the earlier of the Expiration Date or the expiration of the period determined under Paragraph 8 or 9 (as applicable to the Optionee), this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee in its discretion, by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee’s death, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after the date of the Optionee’s death. Any part of the Option that was not exercisable immediately before the Optionee’s death shall terminate at that time.

10. Withholding of Taxes. The obligation of the Company to deliver shares of Common Stock upon the exercise of this Option shall be subject to applicable federal, state and local tax withholding requirements. [If the Committee desires to permit the Optionee to satisfy the withholding requirements through the use of Common Stock, the bracketed provisions should be inserted.] [If the exercise of the Option is subject to the withholding requirements of applicable federal, state and/or local tax law, the Optionee, subject to the provisions of the Plan and such additional withholding rules (the “Withholding Rules”) as shall be adopted by the Committee, may satisfy the withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their Fair Market Value on the date the amount attributable to the exercise of the Option is includable in income by the Optionee under section 83 of the Code. Such election must be made in compliance with and subject to the Withholding Rules, and the Company may limit the number of withheld shares to the extent necessary to avoid adverse accounting consequences.]

11. Governing Law. This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Nevada (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Optionee under, the Plan and Options granted thereunder.

IN WITNESS WHEREOF, the Company has caused this Nonqualified Stock Option Agreement to be duly executed by its duly authorized officer, and the Optionee has hereunto set his or her hand and seal, all as of the      day of      , 20     .

HALO TECHNOLOGY HOLDINGS, INC.

By:

Optionee

HALO TECHNOLOGY HOLDINGS, INC.

2006 EQUITY INCENTIVE PLAN

Notice of Exercise of Nonqualified Stock Option

I hereby exercise the nonqualified stock option granted to me pursuant to the Nonqualified Stock Option Agreement dated as of      , 20     , by Halo Technology Holdings, Inc. (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $0.0001 per Share, covered by said option:

Number of Shares to be purchased: _______
Purchase price per Share: $_______
Total purchase price: $_______
[	A.]	Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of
—		$__________ in full/partial [circle one] payment for such Shares;

[and/or]

[Choice B should be inserted if Optionee is permitted to use common stock in payment for the shares. Choice C should be inserted if Optionee is permitted to exercise the option by means of notice to a broker who will tender full payment of the exercise price.

[ B. Enclosed is/are Share(s) with a total fair market value of $ on the date hereof in full/partial [circle one] payment for such Shares;]

[and/or]

[ C. I have provided notice to [insert name of broker], a broker, who will render full/partial [circle one] payment for such Shares. [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full exercise price.]]

Please have the certificate or certificates representing the purchased Shares registered in the following name or names*:                                            ; and sent to                                                 .

DATED: , 20

Optionee’s Signature

*Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.